EXHIBIT 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned.

Genesys Ventures II LP

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

Genesys General Partner LP

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

Genesys General Partner Inc.

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

Genesys Capital Management Inc.

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

Genesys Ventures III LP

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

Genesys General Partner (Fund III) LP

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

Genesys General Partner (Fund III) Inc.

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

Genesys Capital Management (Fund III) Inc.

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

2004597 Ontario Inc.

By:	/s/ Kelly Holman
Name: Kelly Holman
Title: Authorized Signatory

2004598 Ontario Inc.

By:	/s/ Damian Lamb
Name: Damian Lamb
Title: Authorized Signatory

2526386 Ontario Inc.

By:	/s/ Jamie Stiff
Name: Jamie Stiff
Title: Authorized Signatory

Kelly Holman

By:	/s/ Kelly Holman
Name: Kelly Holman

Damian Lamb

By:	/s/ Damian Lamb
Name: Damian Lamb

Jamie Stiff

By:	/s/ Jamie Stiff
Name: Jamie Stiff